Exhibit 99.1
For Release:    Immediately

Contact:	Media -
	Aidan Gormley -Director, Global Communications and Branding	216-896-3258
aidan.gormley@parker.com
Financial Analysts -
	Robin J. Davenport, Vice President, Corporate Finance	216-896-2265
rjdavenport@parker.com

Stock symbol:	PH - NYSE

Parker Reports Fiscal 2018 Third Quarter Results

–	Record third quarter sales increased 20% to $3.75 billion

–	Organic sales increased 8%, order rates increased 11%

–	Segment operating margins were 15.8% as reported, or 16.3% adjusted

–	EBITDA margins increased 280 basis points to 17.1% as reported, or 17.6% adjusted

–	EPS were a record at $2.70 as reported, or $2.80 adjusted

–	Fiscal 2018 full year earnings guidance increased

CLEVELAND, April 26, 2018 -- Parker Hannifin Corporation (NYSE: PH), the global leader in motion and control technologies, today reported results for the fiscal 2018 third quarter ended March 31, 2018. Fiscal 2018 third quarter sales increased 20% to a record $3.75 billion compared with $3.12 billion in the prior year quarter. Net income increased to a record $366.1 million compared with $238.8 million in the third quarter of fiscal 2017. Fiscal 2018 third quarter earnings per share were also a record at $2.70, compared with $1.75 in the prior year quarter. Adjusted for business realignment expenses and CLARCOR costs to achieve, earnings per share were $2.80, an increase of 33% compared with $2.11 in the prior year quarter. Cash flow from operations for the first nine months of fiscal 2018 was $904.8 million or 8.6% of sales, compared with $789.3 million or 9.2% of sales in the prior year period, or 11.8% excluding a discretionary pension contribution in fiscal 2017. A reconciliation of earnings per share to adjusted earnings per share and cash flows from operations to cash flows from operations excluding a discretionary pension contribution is included in the financial tables of this press release.

“We achieved record performance this quarter, supported by broad-based demand improvement across our key end markets and regions,” said Chairman and Chief Executive Officer, Tom Williams. “Organic sales increased 8% growing faster than the overall market and positive order trends continued as orders grew 11%. Segment operating margin performance was strong and adjusted EDITDA margins increased 120 basis points to 17.6%. Industrial North America incremental margins were impacted by higher sales volume, which required us to run consolidating plants for longer than expected. Our productivity metrics for these plants improved as the quarter progressed and we expect steady improvement in Industrial North America incremental margins as plant closures continue during the rest of calendar year 2018. Overall, we are very pleased with the progress we are making.”

Segment Results
Diversified Industrial Segment: North American third quarter sales increased 25% to $1.8 billion, and operating income increased 23% to $280.7 million compared with $227.4 million in the same period a year ago. International third quarter sales increased 23% to $1.4 billion, and operating income increased 34% to $205.3 million compared with $153.0 million in the same period a year ago.

Aerospace Systems Segment: Third quarter sales increased 4% to $598.4 million, and operating income increased 33% to $106.7 million compared with $80.0 million in the same period a year ago.

Parker reported the following orders for the quarter ending March 31, 2018, compared with the same quarter a year ago:

•	Orders increased 11% for total Parker

•	Orders increased 11% in the Diversified Industrial North America businesses

•	Orders increased 8% in the Diversified Industrial International businesses

•	Orders increased 17% in the Aerospace Systems Segment on a rolling 12-month average basis

Outlook
For the fiscal year ending June 30, 2018, the company has increased guidance for earnings from continuing operations to the range of $7.76 to $7.96 per share, or $9.95 to $10.15 per share on an adjusted basis.

Fiscal 2018 earnings are adjusted for expected business realignment expenses of approximately $50 million and CLARCOR costs to achieve of approximately $45 million, while savings remain as previously forecasted. A reconciliation of forecasted earnings per share to adjusted forecasted earnings per share is included in the financial tables of this press release.

Williams added, “We expect record performance in fiscal year 2018 that will serve as a solid foundation for us to achieve new five year targets that include 19% total segment operating margins and a greater than 10% compound annual growth rate in adjusted earnings per share by fiscal year 2023.”

NOTICE OF CONFERENCE CALL: Parker Hannifin's conference call and slide presentation to discuss its fiscal 2018 third quarter results are available to all interested parties via live webcast today at 11:00 a.m. ET, on the company's investor information web site at www.phstock.com. To access the call, click on the "Live Webcast" link. From this link, users also may complete a pre-call system test. A replay of the webcast will be accessible on Parker's investor relations website, www.phstock.com, approximately one hour after the completion of the call, and will remain available for one year. To register for e-mail notification of future events and information available from Parker please visit www.phstock.com.

Parker Hannifin is a Fortune 250 global leader in motion and control technologies. For 100 years the company has engineered the success of its customers in a wide range of diversified industrial and aerospace markets. Parker has increased its annual dividend per share paid to shareholders for 62 consecutive fiscal years, among the top five longest-running dividend-increase records in the S&P 500 index. Learn more at www.parker.com or @parkerhannifin.

Note on Orders
Orders provide near-term perspective on the company's outlook, particularly when viewed in the context of prior and future quarterly order rates. However, orders are not in themselves an indication of future performance. All comparisons are at constant currency exchange rates, with the prior year restated to the current-year rates. All exclude acquisitions until they can be reflected in both the numerator and denominator. Aerospace comparisons are rolling 12-month average computations. The total Parker orders number is derived from a weighted average of the year-over-year quarterly % change in orders for Diversified Industrial North America and Diversified Industrial International, and the year-over-year 12-month rolling average of orders for the Aerospace Systems Segment.

Note on Non-GAAP Numbers
This press release contains references to (a) earnings per share and segment operating margins without the effect of business realignment charges, CLARCOR costs to achieve, U.S. Tax Reform adjustments, the gain on sale and writedown of assets, net, and acquisition-related expenses; (b) the effect of business realignment charges, CLARCOR costs to achieve, U.S. Tax Reform adjustments, the gain on sale and writedown of assets, net, and acquisition-related expenses on forecasted earnings from continuing operations per share; (c) and cash flows from operations without the effect of a discretionary pension contribution. The effects of business realignment charges, CLARCOR costs to achieve, U.S. Tax Reform adjustments, the gain on sale and writedown of assets, net, acquisition-related expenses and discretionary pension contribution are removed to allow investors and the company to meaningfully evaluate changes in earnings per share, segment operating margins and cash flows from operations on a comparable basis from period to period. This press release also contains references to EBITDA and adjusted EBITDA. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before business realignment charges, CLARCOR costs to achieve, U.S. Tax Reform adjustments, the gain on sale and writedown of assets, net, gain on sale of a product line and acquisition-related expenses. Although EBITDA and Adjusted EBITDA are not measures of performance calculated in accordance with GAAP, we believe that it is useful to an investor in evaluating the results of this quarter versus one year ago.

Forward-Looking Statements
Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. These statements may be identified from the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “potential,” “continues,” “plans,” “forecasts,” “estimates,” “projects,” “predicts,” “would,” “intends,” “anticipates,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and include all statements regarding future performance, earnings projections, events or developments. It is possible that the future performance and earnings projections of the company, including its individual segments, may differ materially from current expectations, depending on economic conditions within its mobile, industrial and aerospace markets, and the company's ability to maintain and achieve anticipated benefits associated with announced realignment activities, strategic initiatives to improve operating margins, actions taken to combat the effects of the current economic environment, and growth, innovation and global diversification initiatives. A change in the economic conditions in individual markets may have a particularly volatile effect on segment performance.

Among other factors which may affect future performance and earnings projections are: economic conditions within the company’s key markets, and the company’s ability to maintain and achieve anticipated benefits associated with announced realignment activities, strategic initiatives to improve operating margins, actions taken to combat the effects of the current economic environment, and growth, innovation and global diversification initiatives. Additionally, the actual impact of the U.S. Tax Cuts and Jobs Act may affect future performance and earnings projections as the amounts reflected in this period are preliminary estimates and exact amounts will not be determined until a later date, and there may be other judicial or regulatory interpretations of the U.S. Tax Cuts and Jobs Act that may also affect these estimates and the actual impact on the company. A change in the economic conditions in individual markets may have a particularly volatile effect on segment performance. Among other factors which may affect future performance of the company are, as applicable: changes in business relationships with and purchases by or from major customers, suppliers or distributors, including delays or cancellations in shipments; disputes regarding contract terms or significant changes in financial condition, changes in contract cost and revenue estimates for new development programs and changes in product mix; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions, including the integration of CLARCOR; the ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures; the determination to undertake business realignment activities and the expected costs thereof and, if undertaken, the ability to complete such activities and realize the anticipated cost savings from such activities; ability to implement successfully capital allocation initiatives, including timing, price and execution of share repurchases; availability, limitations or cost increases of raw materials, component products and/or commodities that cannot be recovered in product pricing; ability to manage costs related to insurance and employee retirement and health care benefits; compliance costs associated with environmental laws and regulations; potential labor disruptions; threats associated with and efforts to combat terrorism and cyber-security risks; uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals; competitive market conditions and resulting effects on sales and pricing; and global economic factors, including manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and general economic conditions such as inflation, deflation, interest rates and credit availability. The company makes these statements as of the date of this disclosure, and undertakes no obligation to update them unless otherwise required by law.

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PARKER HANNIFIN CORPORATION - MARCH 31, 2018				Exhibit 99.1
CONSOLIDATED STATEMENT OF INCOME
(Unaudited)	Three Months Ended March 31,		Nine Months Ended March 31,
(Dollars in thousands except per share amounts)	2018	2017	2018	2017

Net sales	$3,749,591	$3,119,139	$10,484,915	$8,533,074
Cost of sales	2,825,008	2,383,790	7,926,956	6,534,280
Selling, general and administrative expenses	420,595	392,036	1,234,729	1,051,583
Interest expense	54,145	42,057	160,833	109,649
Other (income), net	(19,984)	(13,807)	(41,953)	(90,468)
Income before income taxes	469,827	315,063	1,204,350	928,030
Income taxes	103,697	76,216	496,363	237,545
Net income	366,130	238,847	707,987	690,485
Less: Noncontrolling interests	141	174	442	378
Net income attributable to common shareholders	$365,989	$238,673	$707,545	$690,107

Earnings per share attributable to common shareholders:
Basic earnings per share	$2.75	$1.79	$5.32	$5.17
Diluted earnings per share	$2.70	$1.75	$5.22	$5.09

Average shares outstanding during period - Basic	133,032,431	133,232,378	133,107,321	133,410,622
Average shares outstanding during period - Diluted	135,768,280	136,102,974	135,661,385	135,527,195

Cash dividends per common share	$0.66	$0.66	$1.98	$1.92

RECONCILIATION OF EARNINGS PER DILUTED SHARE TO ADJUSTED EARNINGS PER DILUTED SHARE
(Unaudited)	Three Months Ended March 31,		Nine Months Ended March 31,
(Amounts in dollars)	2018	2017	2018	2017
Earnings per diluted share	$2.70	$1.75	$5.22	$5.09
Adjustments:
Business realignment charges	0.04	0.09	0.16	0.19
Clarcor costs to achieve	0.06	—	0.16	—
Gain on sale and writedown of assets, net	—	—	0.02	—
U.S. Tax Reform one-time impact, net	—	—	1.65	—
Acquisition-related expenses	—	0.27		0.36
Adjusted earnings per diluted share	$2.80	$2.11	$7.21	$5.64

RECONCILIATION OF EBITDA TO ADJUSTED EBITDA
(Unaudited)
(Dollars in thousands)	Three Months Ended March 31,
	2018	2017
Net sales	$3,749,591	$3,119,139

Earnings before income taxes	$469,827	$315,063
Depreciation and amortization	117,100	87,458
Interest expense	54,145	42,057
EBITDA	641,072	444,578
Adjustments:
Business realignment charges	6,822	16,318
Clarcor costs to achieve	10,636	—
Acquisition-related expenses	—	50,880
Adjusted EBITDA	$658,530	$511,776

EBITDA margin	17.1%	14.3%
Adjusted EBITDA margin	17.6%	16.4%

PARKER HANNIFIN CORPORATION - MARCH 31, 2018				Exhibit 99.1
BUSINESS SEGMENT INFORMATION
(Unaudited)	Three Months Ended March 31,		Nine Months Ended March 31,
(Dollars in thousands)	2018	2017	2018	2017
Net sales
Diversified Industrial:
North America	$1,761,845	$1,413,302	$4,921,952	$3,701,326
International	1,389,332	1,128,886	3,883,675	3,149,777
Aerospace Systems	598,414	576,951	1,679,288	1,681,971
Total net sales	$3,749,591	$3,119,139	$10,484,915	$8,533,074
Segment operating income
Diversified Industrial:
North America	$280,694	$227,419	$762,528	$612,043
International	205,251	152,995	561,848	417,708
Aerospace Systems	106,653	79,967	271,235	225,764
Total segment operating income	592,598	460,381	1,595,611	1,255,515
Corporate general and administrative expenses	54,138	45,747	142,430	120,707
Income before interest expense and other expense	538,460	414,634	1,453,181	1,134,808
Interest expense	54,145	42,057	160,833	109,649
Other expense	14,488	57,514	87,998	97,129
Income before income taxes	$469,827	$315,063	$1,204,350	$928,030

RECONCILIATION OF TOTAL SEGMENT OPERATING MARGIN TO ADJUSTED TOTAL SEGMENT OPERATING MARGIN
(Unaudited)
(Dollars in thousands)	Three Months Ended		Three Months Ended
	March 31, 2018		March 31, 2017
	Operating income	Operating margin	Operating income	Operating margin
Total segment operating income	$592,598	15.8%	$460,381	14.8%
Adjustments:
Business realignment charges	6,822		16,318
Clarcor costs to achieve	10,636		26,226
Adjusted total segment operating income	$610,056	16.3%	$502,925	16.1%

	Nine Months Ended		Nine Months Ended
	March 31, 2018		March 31, 2017
	Operating income	Operating margin	Operating income	Operating margin
Total segment operating income	$1,595,611	15.2%	$1,255,515	14.7%
Adjustments:
Business realignment charges	28,476		34,960
Clarcor costs to achieve	28,384		26,226
Adjusted total segment operating income	$1,652,471	15.8%	$1,316,701	15.4%

			Exhibit 99.1
PARKER HANNIFIN CORPORATION - MARCH 31, 2018
CONSOLIDATED BALANCE SHEET
(Unaudited)	March 31,	June 30,	March 31,
(Dollars in thousands)	2018	2017	2017
Assets
Current assets:
Cash and cash equivalents	$1,089,529	$884,886	$819,563
Marketable securities and other investments	101,206	39,318	36,758
Trade accounts receivable, net	2,146,408	1,930,751	1,869,303
Non-trade and notes receivable	328,111	254,987	235,924
Inventories	1,732,759	1,549,494	1,538,644
Prepaid expenses	165,083	120,282	118,962
Total current assets	5,563,096	4,779,718	4,619,154
Plant and equipment, net	1,941,799	1,937,292	1,945,739
Deferred income taxes	36,935	36,057	65,152
Goodwill	5,746,358	5,586,878	5,508,712
Intangible assets, net	2,134,659	2,307,484	2,338,364
Other assets	814,637	842,475	848,212
Total assets	$16,237,484	$15,489,904	$15,325,333

Liabilities and equity
Current liabilities:
Notes payable	$1,055,527	$1,008,465	$776,159
Accounts payable	1,376,457	1,300,496	1,209,351
Accrued liabilities	896,604	933,762	904,297
Accrued domestic and foreign taxes	179,929	153,137	158,634
Total current liabilities	3,508,517	3,395,860	3,048,441
Long-term debt	4,818,570	4,861,895	5,255,156
Pensions and other postretirement benefits	1,351,106	1,406,082	1,787,311
Deferred income taxes	113,799	221,790	159,666
Other liabilities	569,209	336,931	327,033
Shareholders' equity	5,870,353	5,261,649	4,742,139
Noncontrolling interests	5,930	5,697	5,587
Total liabilities and equity	$16,237,484	$15,489,904	$15,325,333

		Exhibit 99.1
PARKER HANNIFIN CORPORATION - MARCH 31, 2018
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)	Nine Months Ended March 31,
(Dollars in thousands)	2018	2017

Cash flows from operating activities:
Net income	$707,987	$690,485
Depreciation and amortization	351,316	236,543
Stock incentive plan compensation	89,571	60,916
(Gain) on sale of business	—	(42,994)
(Gain) loss on disposal of assets	(26,767)	513
(Gain) on sale of marketable securities	(1)	(1,032)
Loss on sale and impairment of investments	33,759	—
Net change in receivables, inventories, and trade payables	(329,428)	(35,469)
Net change in other assets and liabilities	150,876	(169,403)
Other, net	(72,488)	49,734
Net cash provided by operating activities	904,825	789,293
Cash flows from investing activities:
Acquisitions (net of cash of $157,426 in 2017)	—	(4,067,755)
Capital expenditures	(194,307)	(145,236)
Proceeds from sale of plant and equipment	64,203	8,452
Proceeds from sale of business	—	85,610
Purchases of marketable securities and other investments	(78,488)	(451,561)
Maturities and sales of marketable securities and other investments	20,260	1,264,721
Other, net	5,350	(2,590)
Net cash (used in) investing activities	(182,982)	(3,308,359)
Cash flows from financing activities:
Net payments for common stock activity	(199,361)	(262,248)
Net (payments for) proceeds from debt	(71,835)	2,687,761
Dividends	(264,332)	(257,161)
Net cash (used in) provided by financing activities	(535,528)	2,168,352
Effect of exchange rate changes on cash	18,328	(51,376)
Net increase (decrease) in cash and cash equivalents	204,643	(402,090)
Cash and cash equivalents at beginning of period	884,886	1,221,653
Cash and cash equivalents at end of period	$1,089,529	$819,563

		Exhibit 99.1
PARKER HANNIFIN CORPORATION - MARCH 31, 2018

RECONCILIATION OF CASH FLOW FROM OPERATIONS TO ADJUSTED CASH FLOW FROM OPERATIONS
(Unaudited)	Nine Months Ended
(Dollars in thousands)	March 31, 2018	Percent of Sales
As reported cash flow from operations	$904,825	8.6%
Discretionary pension contribution	—
Adjusted cash flow from operations	$904,825	8.6%

	Nine Months Ended
	March 31, 2017	Percent of Sales
As reported cash flow from operations	$789,293	9.2%
Discretionary pension contribution	220,000
Adjusted cash flow from operations	$1,009,293	11.8%

		Exhibit 99.1
PARKER HANNIFIN CORPORATION - MARCH 31, 2018
RECONCILIATION OF FORECASTED EARNINGS PER DILUTED SHARE TO ADJUSTED FORECASTED EARNINGS PER DILUTED SHARE
(Unaudited)
(Amounts in dollars)
	Fiscal Year 2018
Forecasted earnings per diluted share	$7.76 to $7.96
Adjustments:
Business realignment charges	0.27
Clarcor costs to achieve	0.25
Gain on sale and writedown of assets, net	0.02
U.S. Tax Reform one-time impact, net	1.65
Adjusted forecasted earnings per diluted share	$9.95 to $10.15